United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 14, 2026

Date of Report (Date of earliest event reported)

Vernal Capital Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-43269	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

244 Fifth Avenue, Suite #1845

New York, NY 10001

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: +65 9328 8727

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one ordinary share and one right entitling the holder to receive one-fourth (1/4) of one ordinary share	VECAU	The New York Stock Exchange
Ordinary Shares, par value $0.0001 per share	VECA	The New York Stock Exchange
Rights, each right entitling the holder to receive one-fourth (1/4) of one ordinary share	VECAR	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 14, 2026, Vernal Capital Acquisition Corp. (the “Company”) announced that holders of the Company’s units may elect to separately trade the ordinary shares and rights included in its units, commencing on or about May 19, 2026.

The ordinary shares and rights are expected to trade on the New York Stock Exchange under the symbols “VECA” and “VECAR,” respectively. Units not separated will continue to trade on the New York Stock Exchange under the symbol “VECAU.” Holders of units will need to have their brokers contact the Company’s transfer agent, Continental Stock Transfer & Trust Company, in order to separate the holders’ units into ordinary shares and rights.

On May 14, 2026, the Company issued a press release announcing the separation of units. A copy of this press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2026

Vernal Capital Acquisition Corp.

By:	/s/ Jun Du
Name:	Jun Du
Title:	Chief Executive Officer, Director, and Chairman of the Board of Directors

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